UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007 (November 12, 2007)
SPHERIS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132641	62-1805254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Pkwy., Ste. C-3, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 261-1500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On November 12, 2007, Spheris Inc. (the “Company”) issued a press release announcing its financial results for the third fiscal quarter ended September 30, 2007, the text of which is set forth in Exhibit 99.1.
     The attached press release includes a presentation of earnings before interest expense, income taxes, depreciation and amortization, or EBITDA, which is a financial measure not computed in accordance with United States generally accepted accounting principles, or GAAP. The Company believes that this non-GAAP measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way management and the Company’s senior lenders view the Company’s operating results. Management believes EBITDA is useful as a supplemental measure of the performance of the Company’s operations because it isolates the Company’s operating performance from the accounting impact of the Company’s financing strategies, tax provisions and depreciation and amortization. Additionally, since EBITDA is a significant component of certain financial covenants under the Company’s senior secured credit facility financing agreement, management believes EBITDA is useful for investors to better assess the Company’s compliance with these financial covenants. Management believes EBITDA should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP that are presented in the press release, as the items excluded in the presentation of EBITDA are significant components in understanding and assessing financial performance. A reconciliation of EBITDA to the nearest comparable GAAP financial measure has been provided in the press release. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
          The following exhibit is filed or furnished herewith as noted above:

Exhibit Number	Description
99.1	Press Release dated November 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
Date: November 12, 2007	By:	/s/ Brian P. Callahan
Brian P. Callahan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 12, 2007

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